UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 19, 2008

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Senior Credit Agreement Commitment Letter

On November 19, 2008, Union Bank of California, N.A. (“UBOC”) entered into a commitment letter (the “Senior Commitment Letter”) with Cano Petroleum, Inc. (“Cano”) for amending the current Credit Agreement dated as of November 29, 2005 by and among Cano, UBOC and Natixis (the “Credit Agreement”).  The Senior Commitment Letter provides for a maximum amount of $120 million under the amended Credit Agreement (the “Amended Credit Agreement”) with an initial borrowing base of $60 million.  UBOC has committed to provide $41.25 million of the $60 million initial borrowing base.

The Amended Credit Agreement (i) will have a maturity date four years from the closing of the Amended Credit Agreement, (ii) will be secured by all of Cano’s oil and gas properties and related assets, (iii) will contain usual and customary representations and warranties by Cano and (iv) will contain usual and customary events of default, including, without limitation, payment defaults, breaches of representations and warranties,  certain cross-defaults, insolvency, certain changes in ownership or a material adverse change.

At Cano’s option, the interest rate under the Amended Credit Agreement will be computed based on either (i) the prime rate plus the applicable margin ranging from 0.875% - 1.625% depending on the utilization level or (ii) on the LIBOR rate applicable to the interest period plus the applicable margin ranging from 2.00% - 2.75% based on the utilization level.

In addition, the Amended Credit Agreement will contain certain negative covenants including, but not limited to, covenants, subject to certain exceptions, against the following: (i) incurring additional liens, (ii) incurring additional debt, (iii) merging, (iv) sales of properties and (v) certain changes in ownership.

Cano also will have to meet certain financial ratios in the Amended Credit Agreement.  The ratio of current assets plus the unused borrowing base to current liabilities must not be less than 1.00 to 1.00 for each fiscal quarter.  Current liabilities will exclude current maturities under the Amended Credit Agreement and the Subordinated Credit Agreement (as defined below).  The ratio of total indebtedness to EBITDA for a four-quarter period must not exceed 4.00 to 1.00 with convertible preferred equity being excluded from the definition of total indebtedness.  The interest coverage ratio must be at least 3.00 to 1.00 for a four-quarter period.  The definition of EBITDA will include the gain from the sale of Pantwist, LLC which was completed during October 2008.  Gains and losses from future sales, if any, will be excluded from the definition of EBITDA.

Also, Cano will be required to maintain its current hedges and will be permitted to hedge up to 85% of the production volumes attributable to proved, developed and producing proven reserves.

The commitment of UBOC to enter into the Amended Credit Agreement is subject to certain conditions, including, but not limited to, the following: (i) completion of satisfactory due diligence on Cano; (ii) the negotiation of definitive terms of the Amended Credit Agreement; (iii) no material adverse change in or material disruption of conditions in the financial, banking or capital markets generally; and (iv) no material adverse effect on the business, prospects, assets, liabilities, operations or conditions of Cano.  UBOC’s commitment expires on December 19, 2008  unless the Amended Credit Agreement is finalized by such date.  There is no assurance that Cano and UBOC will enter into the Amended Credit Agreement on the terms set forth in the Senior Commitment Letter.  The Senior Commitment Letter is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Subordinated Credit Agreement Commitment Letter

On November 19, 2008, UnionBanCal Equities, Inc. (“UBE”) entered into a commitment letter (the “Subordinated Commitment Letter”) with Cano for a $25 million subordinated, second lien secured, multi-draw term loan pursuant to a subordinated credit agreement (the “Subordinated Credit Agreement”).  Initially, $15 million will be available under the Subordinated Credit Agreement, with up to an additional $10 million being available subject to the approval by the lenders.

The Subordinated Credit Agreement (i) will have a maturity date 4.5 years from the closing of the Amended Credit Agreement, (ii) will be secured by a second lien in all of Cano’s oil and gas properties and related assets, (iii) will contain usual and customary representations and warranties by Cano and (iv) will contain usual and customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, certain cross-defaults, insolvency, certain changes in ownership or a material adverse change.

The interest rate on the Subordinated Credit Agreement will be LIBOR plus 6.00%.

In addition, the Subordinated Credit Agreement will contain certain negative covenants including, but not limited to, covenants, subject to certain exceptions, against the following: (i) incurring additional liens, (ii) incurring additional debt, (iii) merging, (iv) sales of properties and (v) certain changes in ownership.

Cano also will have to meet certain financial ratios in the Subordinated Credit Agreement.  The ratio of current assets to current liabilities must not be less than 1.00 to 1.00 for each fiscal quarter, with current assets including unused availability under the Amended Credit Agreement and current liabilities excluding current maturities under the Amended Credit Agreement and the Subordinated Credit Agreement.  The ratio of EBITDAX to interest must be at least 2.50 to 1.00 for a four-quarter period.  The ratio of total indebtedness to EBITDAX for a four-quarter period must not exceed 4.50 to 1.00.  The definition of EBITDAX will include the gain from the sale of Pantwist, LLC which was completed during October 2008.  Gains and losses from future sales, if any, will be excluded from the definition of EBITDAX.  The ratio of proved PV-10 reserves to total debt must be at least 1.50 to 1.00.

Also, Cano will be required to maintain its current hedges and will be permitted to hedge up to 85% of the production volumes attributable to proved, developed and producing proven reserves.

The commitment of UBE to enter into the Subordinated Credit Agreement is subject to certain conditions, including, but not limited to, the following: (i) completion of satisfactory due diligence on Cano; (ii) the negotiation of definitive terms of the Subordinated Credit Agreement; (iii) no material adverse change in or material disruption of conditions in the financial, banking or capital markets generally; and (iv) no material adverse effect on the business, prospects, assets, liabilities, operations or conditions of Cano.  UBE’s commitment expires on December 19, 2008  unless the Subordinated Credit Agreement is finalized by such date.  There is no assurance that Cano and UBE will enter into the Subordinated Credit Agreement on the terms set forth in the Subordinated Commitment Letter.  The Subordinated Commitment Letter is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Commitment Letter by and among Union Bank of California, N.A. and Cano Petroleum, Inc. dated November 19, 2008.

	10.2	Commitment Letter by and among UnionBanCal Equities, Inc. and Cano Petroleum, Inc. dated November 19, 2008.

* * * * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: November 20, 2008
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commitment Letter by and among Union Bank of California, N.A. and Cano Petroleum, Inc. dated November 19, 2008.

10.2	Commitment Letter by and among UnionBanCal Equities, Inc. and Cano Petroleum, Inc. dated November 19, 2008.